For Immediate Release

News Release

RELIANCE BANCSHARES, INC. NAMES DANIEL W. JASPER VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF RELIANCE BANK, FSB

ST. LOUIS, October 7, 2008 – Reliance Bancshares, Inc., a Missouri bank holding company, announced today that Daniel W. Jasper has been hired to assume the role of Vice Chairman and Chief Executive Officer of Reliance Bank, FSB, a wholly owned subsidiary of Reliance Bancshares, Inc.

Mr. Jasper, 62, has spent over 39 years in the banking industry in the St. Louis, Missouri region.  Prior to joining Reliance Bancshares, Inc., Mr. Jasper was Executive Vice President and Chief Credit Officer of a local regional bank.

Reliance Bancshares, Inc., headquartered in St. Louis, MO, is a publicly held Missouri bank holding company that provides a full range of banking services to individual and corporate customers throughout the St. Louis metropolitan area in Missouri and Illinois and southwestern Florida through the 24 locations of its wholly-owned subsidiaries, Reliance Bank and Reliance Bank, FSB.  The corporation’s total assets as of June 30, 2008 were $1.3 billion.